As filed with the Securities and Exchange Commission on September 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TON Strategy Company

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	90-1118043 (I.R.S. Employer Identification Number)

3024 Sierra Juniper Court Las Vegas, Nevada 89138 (855) 250-2300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Veronika Kapustina

c/o TON Strategy Company

3024 Sierra Juniper Court

Las Vegas, Nevada 8913

(855) 250-2300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

J. Nicholas Hoover

Alex Parkhouse

Hogan Lovells US LLP

Harbor East

100 International Drive

Suite 2000

Baltimore, MD 21202

Telephone: (410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

59,214,977 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 59,214,977 shares of TON Strategy Company, formerly Verb Technology Company, Inc. (the “Company”), common stock, par value $0.0001 per share (the “Common Stock”) comprising: (i) 57,024,121 shares (the “Acquired Shares”) of Common Stock acquired by certain of the Selling Stockholders in the PIPE Financing (as defined below); (ii) 1,677,996 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) acquired by certain of the Selling Stockholders in the PIPE Financing (as defined below) with an exercise price of $0.0001 per share; and (iii) 512,860 shares of Common Stock acquired by Cohen & Company Securities, LLC as consideration for services provided as placement agent in connection with the PIPE Financing (the “Cohen Shares”).

The Acquired Shares and the Pre-Funded Warrants were issued pursuant to that certain subscription agreement dated August 3, 2025 by and among the Company and certain of the Selling Stockholders (the “Subscription Agreement”) in connection with the PIPE Financing that closed on August 7, 2025. We refer to the Acquired Shares, the Pre-Funded Warrant Shares and the Cohen Shares, collectively, as the “Shares” in this prospectus.

We are not selling any of the Shares under this prospectus, and we will not receive any of the proceeds from the sale of Common Stock by any Selling Stockholder. We will, however, receive up to approximately $168 in gross proceeds if the Pre-Funded Warrants are exercised in full.

The Selling Stockholders named herein may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares in the section titled “Plan of Distribution.” We will pay the expenses incurred in registering the resale of the Shares, including legal and accounting fees.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “TONX” (and prior to our name change from Verb Technology Company, Inc. to our current name of TON Strategy Company, effective on September 2, 2025, our Common Stock was listed under the symbol “VERB”). On September 4, 2025, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $10.85 per share.

Investing in the Shares involves significant risks. You should review carefully the risks and uncertainties we describe in this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the U.S. Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2025.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this prospectus, the Selling Stockholders may offer and sell from time to time the Shares described herein. You should carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized, nor has any Selling Stockholder authorized, anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold on a later date.

We have not authorized any Selling Stockholder, dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Shares, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. For investors outside the United States, we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of the Shares and the distribution of this prospectus outside the United States.

Unless the context requires otherwise, in this prospectus, the terms “TON Strategy Company,” “the Company,” “we,” “us” and “our” refer to TON Strategy Company and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, TON Strategy Company). Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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Cautionary Statement on Forward-Looking Statements

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not statements of historical fact and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. Forward-looking statements also include the assumptions underlying or relating to such statements.

Our forward-looking statements are based on our management’s current beliefs, assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations, financial performance or liquidity. Although we believe these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Some of the risks and uncertainties that may impact our forward-looking statements include, but are not limited to, the following factors:

●	our ability to implement our new TON Treasury Strategy and our dependence on TON and Toncoin as a result of this strategy;

●	the expected growth of the TON ecosystem, including the expected growth of Telegram and expectations surrounding the integration of TON and Toncoin within the Telegram platform;

●	Telegram’s ability to continue to scale its user base, crypto ecosystem, and platform offerings and services;

●	our ability to deliver our services, as we depend on third-party providers, including Toncoin custodians, Telegram or others;

●	changes in the broader digital asset regulatory landscape and as it relates to TON and Toncoin and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure;

●	the availability of opportunities to stake Toncoin;

●	our financial results and the market price of our Common Stock may be affected by the price of Toncoin, and our Toncoin holdings will be less liquid than cash and cash equivalents;

●	the competitive market in which we operate;

●	our ability to attract and retain qualified management personnel;

●	our susceptibility to cybersecurity incidents and other disruptions;

●	our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations; and

●	the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering our strategic relationships such as TikTok, inflation, rising interest rates, and recessionary concerns.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various additional factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus, the documents incorporated herein and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the Nasdaq Capital Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors.

We qualify all of our forward-looking statements by these cautionary statements.

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Prospectus Summary

This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all the information that you should consider before investing in the Shares. You should carefully read the entire prospectus and information incorporated by reference in this prospectus, including the risks of investing in the Shares discussed under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Company Overview

On August 4, 2025, we announced that we had entered into the Subscription Agreement to sell shares of Common Stock at a purchase price of $9.51 per share, or Pre-Funded Warrants in lieu thereof at a purchase price per warrant of $9.5099, in a private investment in public equity transaction (the “PIPE Financing”), which closed on August 7, 2025. The gross proceeds were approximately $558 million before deducting placement agent fees and other offering expenses.

In connection with the announcement of the PIPE Financing, we announced our intention to implement a TON treasury strategy, whereby Toncoin, the native cryptocurrency of The Open Network (“TON”) blockchain, would serve as our primary treasury reserve asset (the “TON Treasury Strategy”). Implementing this strategy entails focusing on the accumulation of Toncoin for long-term investment, whether acquired using the proceeds of capital raising transactions or through staking rewards. Our strategy targets the accumulation of over 5% of Toncoin’s circulating supply, which we expect will establish us as a significant participant in maintaining and securing the TON blockchain’s network infrastructure. We intend to increase Toncoin held per share through reinvestment of cash flows, staking rewards and disciplined capital markets activity. In addition, we intend to generate sustainable staking rewards to initiate, manage and grow our Toncoin holdings in a cash flow positive manner.

In implementing the TON Treasury Strategy, we intend to use a majority of our cash and cash flows to effect on-TON blockchain purchases to build and maintain a position in Toncoin. We used the net proceeds from the PIPE Financing to purchase Toncoin and for working capital and general corporate purposes. On August 21, 2025, we announced that our treasury assets as of that date exceeded $780 million, including $713 million of Toncoin and $67 million of cash. The dollar value of our Toncoin holdings was calculated as of August 20, 2025 at 9:00 PM (Eastern Daylight Time) using the CoinMarketCap price for Toncoin of $3.28. On September 3, 2025, we announced that the Company’s Board of Directors (the “Board”) had approved a stock repurchase program to provide for the repurchase of up to $250 million of Common Stock from time to time.

We intend to continue and expand our four distinct, yet complimentary, legacy business units. They are MARKET.live, a livestream shopping platform and digital media agency; LyveCom, an AI social commerce technology software provider; Go Fund Yourself, a social crowd-funding platform and interactive reality TV show; and a telehealth business unit that is comprised of wellness-focused ecommerce sites.

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 16 of this prospectus. More information about us is also available through our website at www.tonstrat.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Corporate Information

Our principal executive offices are located at 3024 Sierra Juniper Court, Las Vegas, Nevada 89138, and our telephone number is (855) 250-2300. Our corporate website address is www.tonstrat.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Effective September 2, 2025, we changed our name from “Verb Technology Company, Inc.” to “TON Strategy Company” and changed our trading symbol on the Nasdaq Capital Market from “VERB” to “TONX”.

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The OFFERING

Common Stock Offered by the Selling Stockholders	59,214,977 shares of Common Stock.

Common Stock Outstanding Before this Offering	61,062,637 shares of Common Stock.

Common Stock Outstanding Immediately After this Offering	62,740,633 shares of Common Stock, assuming the exercise of all of the Pre-Funded Warrants.

Use of Proceeds	We are not selling any of the Shares under this prospectus, and we will not receive any of the proceeds from the sale of Common Stock by any Selling Stockholder. However, we will receive up to approximately $168 in gross proceeds if the Pre-Funded Warrants are exercised in full. We intend to use the net proceeds from the exercise of the Pre-Funded Warrants to purchase Toncoin and for working capital and general corporate purposes. See the “Use of Proceeds” section of this prospectus.

Risk Factors	An investment in the Shares involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus.

Nasdaq Symbol	Our Common Stock is traded on the Nasdaq Capital Market under the symbol “TONX.”

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Risk Factors

Investing in the Shares involves a high degree of risk. Before making an investment decision, you should consider the “Risk Factors” included below and under (i) Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 25, 2025; (ii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 13, 2025; and (iii) the Risk Factors under Item 1A in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 6, 2025, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our Common Stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. Any accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the Common Stock the Selling Stockholders are offering under such prospectus supplement.

Sales of a substantial number of our securities in the public market by the Selling Stockholders or by our other existing security holders could cause the price of our Common Stocks to fall.

The Selling Stockholders can sell, under this prospectus, up to 59,214,977 Shares. Sales of a substantial number of our shares of Common Stock in the public market by the Selling Stockholders or by our other existing security holders, or the perception that those sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock. The sale of all the Shares could result in a significant decline in the public trading price of our securities. In addition, the registration of these shares of Common Stock for resale creates the possibility of a significant increase in the supply of our Common Stock in the market. The increased supply, coupled with the potential disparity in purchase prices, may lead to heightened selling pressure, which could negatively affect the public trading price of our Common Stock.

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Use of Proceeds

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $168 in gross proceeds if the Pre-Funded Warrants are exercised in full. We intend to use the net proceeds from the exercise of the Pre-Funded Warrants to purchase Toncoin and for working capital and general corporate purposes.

We have agreed to bear the expenses relating to the registration of the Shares for the Selling Stockholders.

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Description of Securities

The descriptions of the Shares contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Shares being offered pursuant to this prospectus.

Common Stock

The following description is a summary of some of the terms of our Common Stock, our articles of incorporation, as amended (our “Articles of Incorporation”), our amended and restated bylaws (our “Bylaws”) and Nevada law. The descriptions in this prospectus of our Common Stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue up to 400,000,000 shares of Common Stock, $0.0001 par value per share. As of September 4, 2025, we had 61,062,637 shares of Common Stock outstanding.

●	a holder of Common Stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of Common Stock are entitled to receive lawful dividends as may be declared by our board of directors;

·●	upon our liquidation, dissolution or winding up, the holders of shares of Common Stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference in respect of any outstanding preferred stock;

●	there are no redemption or sinking fund provisions applicable to our Common Stock; and

●	there are no preemptive, subscription or conversion rights applicable to our Common Stock.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Some provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 15,000,000 shares of preferred stock, which was previously authorized but is currently undesignated, with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our chairman, the chief executive officer, the president, or a majority of the directors and may not be called by any other person or persons.

Stockholder Action by Written Consent. Pursuant to the Nevada Revised Statutes (“NRS”), any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Our Bylaws allow for any action that may be taken at any meeting of the stockholders to be taken without a meeting as set forth in the NRS.

Stockholders Not Entitled to Cumulative Voting. Pursuant to the NRS, the articles of incorporation of any corporation may provide for cumulative voting in the election of directors. Our Articles of Incorporation do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock (if any) may be entitled to elect.

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Nevada Business Combination Statutes. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves, in advance, either the combination or the transaction by which such person becomes an “interested stockholder,” or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation or in an amendment effective prior to the company having 200 or more stockholders of record, then the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

If these statutes were to apply to us, they could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us even though such a transaction may be advantageous to the corporation and its stockholders. We have elected to opt out of these statutes in our Articles of Incorporation.

Nevada Control Share Acquisition Statutes. Nevada’s “control share” statutes (NRS 78.378 through 78.3793, inclusive) apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who have Nevada addresses appearing on the stock ledger of the corporation at all times during the immediately preceding 90 days, and that conduct business directly or indirectly through an affiliated corporation in Nevada, unless the articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. The control share statutes prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders to restore those voting rights. The statutes specify three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date the acquirer becomes an acquiring person become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These statutes also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenter’s rights. If applicable, the effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting, and this could have the effect of discouraging certain transactions.

A corporation may elect to not be governed by, or “opt out” of, the control share statutes by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have opted out of the control share statutes in both our Articles of Incorporation and our Bylaws.

Amendment of Charter and Bylaw Provisions. The amendment of certain of the above provisions in our Articles of Incorporation would require approval of our board of directors and stockholders holding shares in the corporation representing at least a majority of the voting power (or such greater proportion of the voting power as may be required in the case of a vote by classes or series) of our outstanding voting stock. Our Bylaws may be amended by a majority of the board of directors or by the vote of a majority of the voting power of the shares of the then-outstanding voting stock of the corporation, voting together as a single class.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the NRS, the Articles of Incorporation, or the Bylaws.

Listing

Shares of our Common Stock are traded on The Nasdaq Capital Market under the symbol “TONX.”

Transfer Agent and Registrar

Our transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is 855-9VSTOCK.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants, which if exercised, will become the Pre-Funded Warrant Shares that are being offered hereby, is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable or otherwise in accordance with the terms of the Pre-Funded Warrant and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Pre-Funded Warrants will be issued separately from the accompanying Common Stock Warrants and may be transferred separately immediately thereafter.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than the Maximum Percentage (as defined in the applicable Pre-Funded Warrant) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 19.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of Common Stock will be issued in connection with any exercise of a Pre-Funded Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of shares of Common Stock underlying a Pre-Funded Warrant to be issued shall be rounded down to the next whole number.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the Pre-Funded Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrant. In the event that a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants is, for any reason, not effective under the Securities Act at the time of exercise, the Company shall issue, and the holder agrees to receive unregistered shares of Common Stock underlying the Pre-Funded Warrants upon a cashless exercise.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

9

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including (i) any merger or amalgamation or consolidation of the Company with or into another Person (as defined in the Pre-Funded Warrants), in which the Company is not the surviving entity or in which the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or amalgamation or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of capital stock tender shares representing more than 50% of the voting power of the capital stock of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the voting power of the capital stock of the Company (except for any such transaction in which the stockholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock), then, upon any subsequent exercise of the Pre-Funded Warrant, the holder shall have the right to receive, for each share underlying the Pre-Funded Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Pre-Funded Warrant is exercisable immediately prior to such fundamental transaction (provided, that to the extent that the holder’s right to receive any such Alternate Consideration would result in the holder and the other Attribution Parties (as defined in the Pre-Funded Warrants) owning more than the Maximum Percentage of the outstanding shares of Common Stock, then the holder shall not be entitled to receive such Alternate Consideration to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Alternate Consideration (and beneficial ownership) to such extent) and at the holder’s election, in its sole discretion, either (1) such Alternate Consideration to such extent shall be held in abeyance for the benefit of the holder until such time or times as its right thereto would not result in the holder and the other Attribution Parties exceeding the Maximum Percentage of the outstanding shares of Common Stock, at which time or times the holder shall be granted such right (and any Alternate Consideration granted, issued or sold on such initial receipt or on any subsequent receipt to be held similarly in abeyance) to the same extent as if there had been no such limitation) or (2) the Company shall offer the holder the right upon receipt of such Alternate Consideration to acquire a security (e.g. a pre-funded warrant) that would not result in the holder and the other Attribution Parties the Maximum Percentage of the outstanding shares of Common Stock but will otherwise to the extent possible have economic and other rights, preferences and privileges substantially consistent and on par with the securities or other property issuable upon exercise of the originally offered Alternate Consideration. If holders of Common Stock are given any choice as to the cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the Pre-Funded Warrant.

10

Selling Stockholders

The shares of Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders or Pre-Funded Warrant Shares. For additional information regarding the PIPE Financing, see the section of this prospectus titled “Prospectus Summary — Company Overview.” We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholders or known to us, the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before and after this offering.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their shares of Common Stock in this offering. See “Plan of Distribution.” The percentages of ownership of the Selling Stockholders in the below table is based upon on a denominator equal to the sum of (i) 61,062,637 shares of Common Stock outstanding as of September 4, 2025 and (ii) the number of shares of Common Stock issuable upon exercise or conversion securities that are exercisable or convertible within 60 days of September 4, 2025, and beneficially owned by the applicable Selling Stockholder.

	Number of Shares of Common Stock Beneficially Owned Prior to the	Maximum Number of Shares of Common Stock	Common Stock Beneficially Owned After the Offering[3]
Name[1]	Offering	Offered[2]	Shares	Percentage[4]
117 Partners LLC[5]	70,978	70,978	0	—
726 BF LLC[6]	47,319	47,319	0	—
Alexandra Hering	10,515	10,515	0	—
Alpha Blockchain SPC - T Fund SP7	47,319	47,319	0	—
Alyeska Master Fund, L.P.[8]	962,145	962,145	0	—
Andrei Rogozov	52,576	52,576	0	—
Anthony M. Frascella	467,928	467,928	0	—
AP Fund Two, LLC[9]	78,864	78,864	0	—
Apricot Capital CJSC[10]	94,637	94,637	0	—
Aristeia Capital, L.L.C.[11]	2,418,507	2,418,507	0	—
Arrington XRP Capital Fund, LP12	378,549	378,549	0	—
Ask America LLC[13]	105,152	105,152	0	—
Bare Metal Ventures, LLC[14]	26,288	26,288	0	—
BCL Capital Holdings Pte Ltd[15]	2,103	2,103	0	—
Berylson Master Fund LP16	70,978	70,978	0	—
BitGo Holdings, Inc.[17]	5,258	5,258	0	—
Blackwell Partners LLC – Series A18	239,353	239,353	0	—
Boothbay Absolute Return Strategies, LP19	52,576	52,576	0	—
BZH LLC[20]	4,942	4,942	0	—
Brisk Thrive International Limited[21]	105,152	105,152	0	—
Canary Digital Fund LP22	23,659	23,659	0	—
Carl Anderson	21,030	21,030	0	—
Charles Titus Underwood III	10,515	10,515	0	—
Cheyne Select Master Fund ICAV - Cheyne Global Equity Fund[23]	52,576	52,576	0	—
Christopher Huey	4,206	4,206	0	—
CMCC Global Holdings Limited[24]	126,182	126,182	0	—
CMCC Titan Fund L.P.[25]	315,457	315,457	0	—
Cohen & Company Securities, LLC[26]	512,860	512,860	0	—
CoinFund Liquid Opportunities LP27	258,675	258,675	0	—
Columbus Circle Digital II28	158,242	158,242	0	—
Daniel Peled	262,881	262,881	0	—
Daniel Schwarz	21,030	21,030	0	—
David Airey	47,320	47,320	0	—
David Larar	5,258	5,258	0	—
DCG International Investments Ltd.[29]	210,305	210,305	0	—
Delta Blockchain Fund LP30	26,288	26,288	0	—
Dennis Hilkens	36,803	36,803	0	—
Dirk van Quaquebeke	21,030	21,030	0	—
DRW Investments LLC[31]	788,644	788,644	0	—
Elune Capital Limited[32]	473,186	473,186	0	—
Empyrean Capital Overseas Master Fund, Ltd.[33]	236,593	236,593	0	—
Eric Harounian	2,419	2,419	0	—
Evan Sohn[34]	2,628	2,628	0	—
Everblue 2020 I LLC[35]	262,881	262,881	0	—
Everblue 2025 I LLC[36]	262,881	262,881	0	—
Expo Age Master Fund Ltd.[37]	105,152	105,152	0	—
Exponential Age Asset Management Ltd.[38]	10,515	10,515	0	—
Falkor Technologies Ltd.[39]	105,152	105,152	0	—
FJ Labs IV, LP40	31,546	31,546	0	—
ForwardIssue Limited[41]	23,659	23,659	0	—
Galaxy Digital LP42	23,659	23,659	0	—
GAMA DAT III SPV, LLC[43]	4,206,099	4,206,099	0	—
GSR Growth Investments LP44	236,593	236,593	0	—
Guy Roderick Young	38,906	38,906	0	—
Hamble International Inc.[45]	70,978	70,978	0	—
HCM VI, L.P.[46]	420,610	420,610	0	—
Hivemind Validation Master Fund, LP47	47,319	47,319	0	—
Qi Jing[48]	189,274	189,274	0	—
Huddle Park Ltd[49]	131,441	131,441	0	—
IL Hedge Investments, LLC[50]	47,319	47,319	0	—
Ilia Perekopskii	105,152	105,152	0	—
Insight Capital Investments, LLC[51]	21,030	21,030	0	—
JAK OPPORTUNITIES XXIV LLC[52]	94,637	94,637	0	—
JAN TURNER HERING TRUST DTD 09-30-94[53]	10,515	10,515	0	—
JAVES FINANCE CORP.[54]	946,372	946,372	0	—
JB-Ventures GmbH[55]	157,729	157,729	0	—
John Nehme	11,830	11,830	0	—
Jenna Bowsher	526	526	0	—
Jeremiah Capital Limited[56]	105,152	105,152	0	—
John Edward Ian Hyman	368,033	368,033	0	—
Jonathan M. Hla	10,515	10,515	0	—
Kai Xin Guo Limited[57]	315,457	315,457	0	—
Kenetic FO LLC[58]	31,546	31,546	0	—
Lantern Management Fund LP59	105,152	105,152	0	—
Leonard V. Sessa	21,030	21,030	0	—
Layertech Inc.[60]	189,274	189,274	0	—
Leonardo Sessa	3,154	3,154	0	—
Louis Scatigna	15,772	15,772	0	—
M Zero Investment LLC[61]	21,030	21,030	0	—
Marcus Family Trust[62]	52,576	52,576	0	—
Mark Stoleson	52,576	52,576	0	—
Marko Sutic	70,978	70,978	0	—
Martin Peter Baumann	63,091	63,091	0	—
Maso Capital Investments Limited[63]	23,528	23,528	0	—
Mass Network Ltd.[64]	473,186	473,186	0	—
Matthias Buschle	63,091	63,091	0	—
Maxime Bucaille	21,030	21,030	0	—
Maximilian Crown	2,313,354	2,313,354	0	—
Merkle Tree Markets Ltd.[65]	2,100,627	2,100,627	0	—
Michael A. Belshe	21,031	21,031	0	—
Mikhail Veselkin	70,988	70,988	0	—
Mindich Charitable Foundation[66]	315,457	315,457	0	—
MNNC Capital Digital Asset Opportunities Master Fund[67]	26,288	26,288	0	—
NLABS FUND PTE. LTD[68]	78,864	78,864	0	—
Nine Masts Investment Fund[69]	525,762	525,762	0	—
Oleg Seydak	105,152	105,152	0	—
One Fin Capital Master Fund LP70	1,314,406	1,314,406	0	—
Origin Capital Partners Limited[71]	52,576	52,576	0	—
Palmas Accelerate SPV LLC, a series of Palmas SPV LLC[72]	105,152	105,152	0	—
Pantera Blockchain Fund LP73	473,186	473,186	0	—
Pantera DAT Opportunities Master Fund SP74	394,322	394,322	0	—
ParaFi Digital Opportunities LP75	283,912	283,912	0	—
Payward, Inc.[76]	105,152	105,152	0	—
PCVP Ltd[77]	84,122	84,122	0	—
Peter Wisniewski	23,659	23,659	0	—
Peter Smith	105,152	105,152	0	—
Pierre M. Henry	10,515	10,515	0	—
Polar Multi-Strategy Master Fund[78]	1,246,057	1,246,057	0	—
Qena Capital Partners Offshore Master Fund, LP79	153,785	153,785	0	—
Redbench Limited[80]	126,446	126,446	0	—
Ribbit OB1 (Master), L.P.[81]	1,577,287	1,577,287	0	—
Richard Rosenblum	47,319	47,319	0	—
Rio Vista Capital LLC[82]	70,978	70,978	0	—
RLH SPAC Fund LP83	5,783	5,783	0	—
Robert H. Lynch Jr.	52,576	52,576	0	—
Saba Capital Income & Opportunities Fund[84]	29,231	29,231	0	—
Saba Capital Income & Opportunities Fund II85	21,545	21,545	0	—
Saba Capital Master Fund, Ltd.[86]	138,496	138,496	0	—
Scott D. Ferguson	97,265	97,265	0	—
Sergey Kondrashin	94,637	94,637	0	—
Series F Liquid Opportunities LP87	30,494	30,494	0	—
Sichenzia Ross Ference Carmel LLP[88]	21,030	21,030	0	—
Solios, Inc.[89]	425,868	425,868	0	—
Spartan Group LLC[90]	236,593	236,593	0	—
St. Gotthard Global Fund SPC acting for and on behalf of Digital Asset Income & Growth Segregated Portfolio[91]	70,978	70,978	0	—
Streeterville Capital, LLC[92]	94,637	94,637	0	—
Tal Shalom Kol	420,610	420,610	0	—
Tekne Long Only Master Fund, L.P.[93]	236,593	236,593	0	—
Ten Squared Capital LLC[94]	47,319	47,319	0	—
The John Hering Living Trust[95]	126,446	126,446	0	—
The Meltzer Family Revocable Living Trust[96]	31,545	31,545	0	—
Thebes Offshore Master Fund, LP97	871,451	871,451	0	—
Ton Nominee Ltd[98]	94,644	94,644	0	—
TOMS Capital Investment Management LP99	4,153,522	4,153,522	0	—
TOP Labs (BVI) Ltd.100	52,576	52,576	0	—
TQ Master Fund LP101	10,515	10,515	0	—
TSF Acquisition III Ltd.102	283,912	283,912	0	—
TVM Ventures LLC103	105,152	105,152	0	—
UNCAP SPV Holdings LLC Series 52104	52,576	52,576	0	—
VA Consulting & Advisory Inc.105	10,512	10,512	0	—
Verition Multi-Strategy Master Fund Ltd.106	851,735	851,735	0	—
Vy Fund II, L.P.107	3,497,009	3,497,009	0	—
Vy Fund III, L.P.108	2,628,812	2,628,812	0	—
William Jayson Waller109	23,133	23,133	0	—
William R. Techar	467,928	467,928	0	—
Wonder Wheel Group, LLC110	70,978	70,978	0	—
YA II PN, Ltd.111	1,182,965	1,182,965	0	—
Yugana Hana Ltd112	21,030	21,030	0	—
Zachary Nathan	73,607	73,607	0	—
Kingsway Frontier Consumer Franchises113	1,051,525	1,051,525	0	—
FC02 Digital Ltd.114	2,797,608	2,797,608	0	—
Kingsway Frontier Consumer Opportunities (FCO4) Growth Fund IV Ltd115	2,628,811	2,628,811	0	—
SP12 Digital Ltd116	333,144	333,144	0	—
SP13 Digital Ltd117	3,690,399	3,690,399	0	—
SP14 Digital Ltd - Share Class A1/M1118	1,088,039	1,088,039	0	—
SP14 Digital Ltd - Share Class A2/M2119	349,700	349,700	0	—
SP15 Digital Ltd120	483,627	483,627	0	—

* Less than one percent.

1 This table and the information in the notes below are based upon information supplied by the Selling Stockholders.

2 The number of shares of Common Stock in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of Common Stock that a Selling Stockholder may offer and sell from time to time under this prospectus, including (i) all of the shares of Common Stock purchased by such Selling Stockholder in or in connection with the PIPE Financing, as applicable, and (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such Selling Stockholder in the PIPE Financing, without giving effect to any applicable beneficial ownership limitation.

3 These figures assume that all of the shares of Common Stock being registered under the registration statement of which this prospectus forms a part (including the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants) are sold in this offering, and that none of the Selling Stockholders acquire additional shares of Common Stock after the date of this prospectus and prior to completion of this offering (other than with respect to those shares of Common Stock underlying the Pre Funded Warrants held by such Selling Stockholder, as applicable).

4 Percentage ownership is based on a denominator equal to the sum of (i) 61,062,637 shares of Common Stock outstanding as of September 4, 2025 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of securities that are exercisable or convertible within 60 days of September 4, 2025, and beneficially owned by the applicable Selling Stockholder.

5 Thomas Braziel, sole member and ultimate beneficial owner of 177 Partners LLC (“117 Partners”), has voting and investment control of the shares of Common Stock held by 117 Partners. Mr. Braziel may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Braziel, however, disclaims any beneficial ownership of the shares of Common Stock held by 117 Partners. The address of 117 Partners is 130 Canal Street #602, Pooler, GA, 31322.

6 Peter L. Briger, manager of 726 BF LLC (“726 BF”), has voting and investment control of the shares of Common Stock held by 726 BF. Mr. Briger may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Briger, however, disclaims any beneficial ownership of the shares of Common Stock held by 726 BF.

7 Li Jinqi and Yang Yun-Han Daniel, directors of the Alpha Web3 Limited, the investment manager of Alpha Blockchain SPC - T Fund SP (“Alpha Blockchain SPC - T Fund SP”), have shared voting and investment control of the shares of Common Stock held by Alpha Blockchain SPC - T Fund SP. Alpha Web3 Limited, Mr. Jinqi and Mr. Daniel may be deemed to be the beneficial owners of such shares of Common Stock. Alpha Web3 Limited, Mr. Jinqi, Mr. Daniel, however, disclaim any beneficial ownership of the shares of Common Stock held by Alpha Blockchain SPC - T Fund SP. The address of the Alpha Blockchain SPC - T Fund SP is P.O. Box 472, Harbour Place 2/F, 103 South Church Street, Grand Cayman KY1-1106, Cayman Islands.

8 Alyeska Investment Group, L.P., investment manager of Alyeska Master Fund, L.P. (“Alyeska Master Fund”), has voting and investment control of the shares of Common Stock held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Parekh, however, disclaims any beneficial ownership of the shares of Common Stock held by Alyeska Master Fund. The registered address of Alyeska Master Fund is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

9 Kevin Roulston, an officer of Argentum Peak, LLC, which manages AP Fund Two, LLC (“AP Fund Two”), has voting and investment control of the shares of Common Stock held by AP Fund Two. Mr. Roulston may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Roulston, however, disclaims any beneficial ownership of the shares of Common Stock held by AP Fund Two. The address of AP Fund Two is 600 Washington Blvd, Floor 7, Stamford, CT 06901.

10 Vardan Amaryan, ultimate beneficial owner of Apricot Capital CJSC (“Apricot Capital CJSC”), has voting and investment control of the shares of Common Stock held by Apricot Capital CJSC. Mr. Amaryan may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Amaryan, however, disclaims any beneficial ownership of the shares of Common Stock held by Apricot Capital CJSC. The address of Apricot Capital CJSC is 10 Vazgen Sargsyan Street, Yerevan 0010, Armenia.

11 Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed to be the beneficial owners of the shares of Common Stock described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., (“Aristeia Master”), ASIG International Limited, Blue Peak Limited, and DS Liquid Div RVA ARST, LLC (each a “Fund” and collectively, the “Funds”), which are the holders of such shares of Common Stock. As investment manager and/or general partner of each Fund, Aristeia has shared voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds, and except that: (i) Mr. Frascella owns and is listed as a Selling Stockholder herein in respect of 467,928 shares of Common Stock owned in his personal capacity, and (ii) Mr. Techar owns and is listed as a Selling Stockholder herein in respect of 467,928 shares of Common Stock owned in his personal capacity. The address of Aristeia Capital, L.L.C. is One Greenwich Plaza Suite 300, Greenwich, CT 06830.

12 J. Michael Arrington, managing member of Arrington Capital Management, LLC, the general partner of Arrington XRP Capital Fund, LP (“Arrington XRP Capital Fund”), has voting and investment control of the shares of Common Stock held by Arrington XRP Capital Fund. Mr. Arrington and Arrington Capital Management, LLC may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Arrington and Arrington Capital Management, LLC, however, disclaim any beneficial ownership of the shares of Common Stock held by Arrington XRP Capital Fund. The address of the Arrington XRP Capital Fund is 382 NE 191st Street, Suite 52895, Miami, FL 33179.

13 Anita Khubani, member of Ask America LLC (“Ask America”), has voting and investment control of the shares of Common Stock held by Ask America. Ms. Khubani may be deemed to be the beneficial owner of such shares of Common Stock. Ms. Khubani, however, disclaims any beneficial ownership of the shares of Common Stock held by Ask America. The address of Ask America is 21 Law Drive, Fairfield, NJ 07004.

14 Michael Tang, sole beneficial owner of Bare Metal Ventures, LLC (“Bare Metal Ventures”), Michelle Tang, manager of Bare Metal Ventures, and Vytas Ambutas, General Counsel of Bare Metal Ventures, have voting and investment control of the shares of Common Stock held by Bare Metal Ventures. Mr. Tang, Ms. Tang and Mr. Ambutas may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Tang, Ms. Tang and Mr. Ambutas, however, disclaim any beneficial ownership of the shares of Common Stock held by Bare Metal Ventures. The address of Bare Metal Ventures is 8960 Spanish Ridge Avenue, Las Vegas, NV 89148.

15 Beryl Chavez Li, director and sole shareholder of BCL Capital Holdings Pte Ltd (“BCL Capital Holdings Pte”), has voting and investment control of the shares of Common Stock held by BCL Capital Holdings Pte. Ms. Li may be deemed to be the beneficial owner of such shares of Common Stock. Ms. Li, however, disclaims any beneficial ownership of the shares of Common Stock held by BCL Capital Holdings Pte. The address of BCL Capital Holdings Pte is 160 Robinson Road, #14-04 Singapore Business Federation Center Singapore (068914).

16 Berylson Capital Partners GP LLC and Berylson Capital Partners LLC, the general partner and the investment manager, respectively, of Berylson Master Fund LP (“Berylson Master Fund”) and James Berylson, Managing Member of Berylson Capital Partners GP LLC and Berylson Capital Partners LLC, have voting and investment control of the shares of Common Stock held by Berylson Master Fund. Mr. Berylson, Berylson Capital Partners GP LLC and Berylson Capital Partners LLC may each be deemed to be a beneficial owner of such shares of Common Stock, however, each disclaims any beneficial ownership of the shares of Common Stock held by Berylson Master Fund except to their respective pecuniary interests therein, if any. The address of Berylson Master Fund is 8 Newbury Street, 8th Floor, Boston, MA 02116.

17 Michael Belshe, Chief Executive Officer of BitGo Holdings, Inc. (“BitGo Holdings”), has voting and investment control of the shares of Common Stock held by BitGo Holdings. Mr. Belshe may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Belshe, however, disclaims any beneficial ownership of the shares of Common Stock held by BitGo Holdings. The address of BitGo Holdings is 2443 Ash Street, Palo Alto, CA 94306.

18 Manoj Jain of Blackwell Partners LLC – Series A (“Blackwell Partners”), has voting and investment control of the shares of Common Stock held by Blackwell Partners. Mr. Jain may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Jain, however, disclaims any beneficial ownership of the shares of Common Stock held by Blackwell Partners. The address of Blackwell Partners is c/o Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Hong Kong.

19 Boothbay Fund Management, LLC, investment manager of Boothbay Absolute Return Strategies (“Boothbay Absolute Return Strategies”), delegated to Murchinson Ltd. voting and investment control of the shares of Common Stock held by Boothbay Absolute Return Strategies. Murchinson Ltd. may be deemed to be the beneficial owner of such shares of Common Stock. The address of Boothbay Absolute Return Strategies is 140 E 45th Street, New York, NY 10017.

20 Neil Harounian, owner and manager of BZH LLC (“BZH”), has voting and investment control of the shares of Common Stock held by BZH. Mr. Harounian may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Harounian, however, disclaims any beneficial ownership of the shares of Common Stock held by BZH. The address of BZH is 30 N. Gould Street, Suite N, Sheridan, WY 82801.

21 Yat Siu, sole director and sole shareholder of Brisk Thrive International Limited (“Brisk Thrive International”), has voting and investment control of the shares of Common Stock held by Brisk Thrive International. Mr. Siu is the beneficial owner of such shares of Common Stock. The address of Brisk Thrive International is 28/F, Landmark South, 39 Yip Kan Street, Wong Chuk Hang, Hong Kong.

22 Steven McClurg, manager of Canary Funds GP, LLC, the general partner of Canary Digital Fund LP (“Canary Digital Fund”), has voting and investment control of the shares of Common Stock held by Canary Digital Fund. Mr. McClurg may be deemed to be the beneficial owner of such shares of Common Stock. Mr. McClurg, however, disclaims any beneficial ownership of the shares of Common Stock held by Canary Digital Fund. The address of Canary Digital Fund is 8 Cadillac Drive, Suite 300 Brentwood, TN 37027.

23 Cheyne Capital Management (UK) LLP, the investment manager of Cheyne Select Master Fund ICAV - Cheyne Global Equity Fund (“Cheyne Select Master Fund ICAV”), has voting and investment control of the shares of Common Stock held by Cheyne Select Master Fund ICAV. Cheyne Capital Management (UK) LLP Cheyne Capital Management (UK) LLP disclaims any beneficial ownership of the shares of Common Stock held by Cheyne Select Master Fund ICAV, except to the extent of their pecuniary interest therein, if any. The address of Cheyne Select Master Fund ICAV is 5 Earlsfort Terrace, Dublin 2, Ireland.

24 Martin Peter Baumann is the sole beneficial owner of DM Global Capital Limited and Charles Henry Thrale Morris is the sole beneficial owner of Stonefield Ltd, each of which beneficially owns 50% of the voting shares of CMCC Global Holdings Limited (“CMCC Global Holdings”), respectively. Each of DM Global Capital Limited and Stonefield Ltd have shared voting and investment control of the shares of Common Stock held by CMCC Global Holdings. Mr. Baumann, Mr. Morris, DM Global Capital Limited and Stonefield Ltd may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Baumann, Mr. Morris, DM Global Capital Limited and Stonefield Ltd, however, disclaim any beneficial ownership in the shares of Common Stock held by CMCC Global Holdings. The address of CMCC Global Holdings is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

25 Martin Peter Baumann is the sole beneficial owner of DM Global Capital Limited and Charles Henry Thrale Morris is the sole beneficial owner of Stonefield Ltd, each of which beneficially owns 50% of the voting shares of CMCC Global Holdings Limited, respectively. CMCC Global Holdings Limited and Shiau Sin Yen are the shareholders of CMCC Titan GP Limited, the general partner of CMCC Titan Fund L.P. (“CMCC Titan Fund”). Each of DM Global Capital Limited, Stonefield Ltd, CMCC Global Holdings Limited and Shiau Sin Yen have shared voting and investment control of the shares of Common Stock held by the CMCC Titan Fund. Mr. Baumann, Mr. Morris, DM Global Capital Limited, Stonefield Ltd and Mr. Sin Yen may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Baumann, Mr. Morris, DM Global Capital Limited, Stonefield Ltd and Mr. Sin Yen, however, disclaim any beneficial ownership in the shares of Common Stock held by CMCC Titan Fund. The address of CMCC Titan Fund is Suite 3006, 9 Queen’s Road Central, Hong Kong.

26 Christian Lopez, a managing director of Cohen & Company Securities, LLC (“Cohen”), has voting and investment control of the Shares of Common Stock held by Cohen, which were received pursuant to that certain Engagement Letter dated August 1, 2025 by and between the Company and Cohen, acting through its Cohen & Company Capital Markets division. Mr. Lopez may be deemed to be a beneficial owner of such shares of Common Stock. Mr. Lopez, however, disclaims any beneficial ownership of the shares of Common Stock held by Cohen. The address of Cohen is 3 Columbus Circle, 24th Floor, New York, NY 10019. Cohen acquired these Shares as consideration for services provided as placement agent in connection with the PIPE Financing. In addition, the Company entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and Cohen dated August 8, 2025 (the “Sales Agreement”) relating the sales of shares of Common Stock from time to time in “at-the-market offerings” by the Company of up to $1,000,000,000.

27 Seth Ginns, managing member of CoinFund Liquid Opportunities GP LLC, the general partner of CoinFund Liquid Opportunities LP (“CoinFund Liquid Opportunities”), has voting and investment control of the shares of Common Stock held by CoinFund Liquid Opportunities. Seth Ginns and CoinFund Liquid Opportunities GP LLC may be deemed to be the beneficial owners of such shares of Common Stock. Seth Ginns and CoinFund Liquid Opportunities GP LLC, however, disclaim any beneficial interest in the shares of Common Stock held by CoinFund Liquid Opportunities. The address of CoinFund Liquid Opportunities is 5 Bryant Park, Suite 1003, New York, NY 10018.

28 Christian Lopez, a managing director of Cohen, an entity affiliated with Columbus Circle Digital II (“Columbus Circle Digital”), may be deemed to be the beneficial owner of the shares of Common Stock held by Columbus Circle Digital. Mr. Lopez, however, disclaims any beneficial ownership of such shares except as it relates to his direct ownership of certain shares.

29 Barry Silbert, Chief Executive Officer of Digital Currency Group, Inc., of which DCG International Investments Ltd. (“DCG International Investments”) is a wholly owned, indirect subsidiary, has voting and investment control of the shares of Common Stock held by DCG International Investments. Mr. Silbert may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Silbert, however, disclaims any beneficial ownership of the shares of Common Stock held by DCG International Investments. The address of DCG International Investments is 3 Mill Creek Road, Suite 14, Pembroke HM 05, Bermuda.

30 Kavita Gupta, general partner of Delta Blockchain Fund LP (“Delta Blockchain Fund”), has voting and investment control of the shares of Common Stock held by Delta Blockchain Fund. Ms. Gupta may be deemed to be the beneficial owner of such shares of Common Stock. Ms. Gupta, however, disclaims any beneficial ownership of the shares of Common Stock held by Delta Blockchain Fund. The address of Delta Blockchain Fund is 888 Brickell Key Drive, Suite 511, Miami, FL 33131.

31 Donald R. Wilson, Jr. is the sole manager of DRW Investments LLC (“DRW Investments”) and has sole voting and dispositive power with respect to the shares of Common Stock held by DRW Investments. The address of DRW Investments is 540 W. Madison Street, Suite 2500, Chicago, IL 60661.

32 Yaxi Zhu, sole shareholder of Elune Capital Limited (“Elune Capital”), has voting and investment control of the shares of Common Stock held by Elune Capital. Ms. Zhu may be deemed to be the beneficial owner of such shares of Common Stock. Ms. Zhu, however, disclaims any beneficial ownership of the shares of Common Stock held by Elune Capital. The address of Elune Capital is Asia Leading Chambers, Road Town Tortola, British Virgin Islands VG1110.

33 Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has investment and voting discretion over the securities held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have investment and voting discretion over the securities directly held by ECOMF. The address of each of the aforementioned parties is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

34 Evan Sohn is a current director of the Company and purchased the shares in the PIPE Financing prior to being appointed to the Board on August 7, 2025.

35 Eric M. Mindich, ultimate beneficial owner of Everblue 2020 I LLC (“Everblue 2020 I”), has voting and investment control of the shares of Common Stock held by Everblue 2020 I. Mr. Mindich may be deemed to be the beneficial owner of such shares of Common Stock. The address of Everblue 2020 I is c/o Everblue Management, P.O. Box 907, New York, NY 10150.

36 Eric M. Mindich, ultimate beneficial owner of Everblue 2025 I LLC (“Everblue 2025 I”), has voting and investment control of the shares of Common Stock held by Everblue 2025 I. Mr. Mindich may be deemed to be the beneficial owner of such shares of Common Stock. The address of Everblue 2025 I is c/o Everblue Management, P.O. Box 907, New York, NY 10150.

37 Expaam, investment manager of Expo Age Master Fund Ltd. (“Expo Age Master Fund”), has voting and investment control of the shares of Common Stock held by Expo Age Master Fund. Each of John Pridjian, Raoul Pal and Pierre Henry may be deemed to be the beneficial owner of such shares of Common Stock as beneficial owners of Expaam. Mr. Pridjian, Mr. Pal and Mr. Henry, however, disclaim any beneficial ownership of the shares of Common Stock held by Expo Age Master Fund. The address of Expo Age Master Fund is Signal House, Block 218, Parcel 134, P.O. Box CEC-219, Off Fairbanks Road, George Town, Grand Cayman, Cayman Islands, KY1-9012.

38 Expaam, investment manager of Exponential Age Asset Management Ltd (“Exponential Age Asset Management”) has voting and investment control of the shares of Common Stock held by Exponential Age Asset Management. Each of John Pridjian, Raoul Pal and Pierre Henry may be deemed to be the beneficial owner of such shares of Common Stock as beneficial owners of Expaam. Mr. Pridjian, Mr. Pal and Mr. Henry, however, disclaim any beneficial ownership of the shares of Common Stock held by Exponential Age Asset Management. The address of Exponential Age Asset Management is Signal House, Block 218, Parcel 134, P.O. Box CEC-219, Off Fairbanks Road, George Town, Grand Cayman, Cayman Islands, KY1-9012.

39 Nadav Shemesh, sole director and controlling person of Falkor Technologies Ltd. (“Falkor Technologies”), has or may be deemed to have shared voting and investment control of the shares of Common Stock held by Falkor Technologies. Mr. Shemesh, however, disclaims any beneficial ownership of the shares of Common Stock held by Falkor Technologies. The address of Falkor Technologies is Rav Aluf David Elazar 15, Tel Aviv-Yafo, Israel 6107411.

40 Fabrice Grinda, managing member of FJ Labs IV, LP (“FJ Labs”), FJ Labs Management LP, manager of FJ Labs (the “Manager”), FJ Labs Management LLC, a manager of the Manager and FJ Labs LLC, a manager of FJ Labs Management LLC, Matthew Stone and Ariel Lebowits, have voting and investment control of the shares of Common Stock held by FJ Labs. Mr. Grinda, Mr. Stone, Mr. Lebowits, the Manager, FJ Labs Management LLC and FJ Labs LLC may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Grinda, Mr. Stone, Mr. Lebowits, the Manager, FJ Labs Management LLC and FJ Labs LLC, however, disclaim any beneficial ownership of the shares of Common Stock held by FJ Labs. The address of FJ Labs is 19 West 24th Street, 10th Floor, New York, NY 10010.

41 Guy Naggar, Marion Naggar and Jonathan Naggar, each a director of ForwardIssue Limited (“ForwardIssue”), have shared voting and investment control of the shares of Common Stock held by ForwardIssue and may be deemed to be the beneficial owners of such shares of Common Stock. The address of ForwardIssue is 34 New Cavendish St., London W1G 8UB, United Kingdom.

42 Michael Novogratz, sole ultimate beneficial owner of Galaxy Digital LP (“Galaxy Digital”), has voting and investment control of the shares of Common Stock held by Galaxy Digital. Mr. Novogratz may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Novogratz, however, disclaims any beneficial ownership of the shares of Common Stock held by Galaxy Digital. The address of Galaxy Digital is 300 Vesey Street, Floor 13, New York, NY 10016.

43 Consists of 2,929,236 shares of Common Stock and 1,276,863 Pre-Funded Warrant Shares. Graticule Asia Macro Advisors LLC (“Graticule”), the manager of GAMA DAT III SPV, LLC (“GAMA DAT III SPV”), has voting and investment control of the securities held by GAMA DAT III SPV. Adam Jason Levinson is the Chief Investment Officer of Graticule and may be deemed to be the beneficial owner of such securities. Mr. Levinson, however, disclaims any beneficial ownership of the securities held by GAMA DAT III SPV. The address of GAMA DAT III SPV is c/o Graticule Asia Macro Advisors, 1 Wallich Street, 16-03, Singapore 078881.

44 GSR Growth Investments GP Ltd., general partner of GSR Growth Investments LP (“GSR Growth Investments”), has voting and investment control of the shares of Common Stock held by GSR Growth Investments. GSR Growth Investments GP Ltd. may be deemed to be the beneficial owner of such shares of Common Stock. GSR Growth Investments GP Ltd., however, disclaims any beneficial ownership of the shares of Common Stock held by GSR Growth Investments. The address of GSR Growth Investments is c/o Zedra, Booths Hall, Booths Park 3, Knutsford, Cheshire, WA16 8GS, United Kingdom.

45 Trevor Koverko, through his ownership of TDK Cashflow Ltd, has voting and investment control over Hamble International Inc. (“Hamble International”), which has voting and investment control over the shares of Common Stock held by Hamble International. Mr. Koverko and TDK Cashflow Ltd may be deemed the beneficial owner of such shares of Common Stock. The address of Hamble International is Suite 1, Ground Floor, The Financial Services Centre Bishop’s Court Hill Street Michael BB14004, Barbados.

46 Human Capital Investment Management LLC, as registered investment advisor to HCM VI, L.P. (“HCM VI”), has voting and investment control of the shares of Common Stock held by HCM VI. Human Capital Investment Management LLC may be deemed the beneficial owner of such shares of Common Stock. Human Capital Investment Management LLC, however, disclaims any beneficial ownership in the shares of Common Stock held by HCM VI. The address of HCM VI is 340 Pine Street, Suite 100, San Francisco, CA 94104.

47 Consists of 47,319 shares of Common Stock held by Hivemind Validation Master Fund, LP (“Hivemind Validation Master Fund”). Hivemind Validation QOZ GP (“Hivemind GP”) is the general partner of Hivemind Validation Master Fund. Hivemind Capital Partners, LLC (“HCP”) is the investment manager of Hivemind Validation Master Fund. HCP’s voting and investment decisions are made by investment committee members Yechuan Zhang, Jake Greenstein and Emmanuel Vallod (the “Investment Committee Members”). Each of Hivemind GP, HCP and the Investment Committee Members disclaim beneficial ownership of the securities listed above held by Hivemind Validation Master Fund, except to the extent of each’s pecuniary interest therein. The address of Hivemind Validation Master Fund is c/o Hivemind Capital Partners, LLC, 315 Park Avenue South, 4th Floor, New York, NY 10010.

48 Qi Jing holds legal and equitable title to the shares of Common Stock pursuant to the Subscription Assignment and Joinder Agreement by and between Mr. Jing and HorizonAce Ventures Ltd.

49 Fiducia Trustees Ltd, the sole director of Huddle Park Ltd (“Huddle Park”), the underlying company of an irrevocable and non-discretionary trust. The address of Huddle Park is 11 Habarzel Street, Tel Aviv, Israel, 6971017.

50 Robert Gorovitz and Jonathan Lubert have voting and investment control of the shares of Common Stock held by IL Hedge Investments, LLC (“IL Hedge Investments”). Mr. Gorovitz and Mr. Lubert may be deemed to be the beneficial owners of such shares of Common Stock. The address of IL Hedge Investments is 1325 N. Beach Street, Suite 202, Philadelphia, PA 19125.

51 Brandon Mintz, manager of Insight Capital Investments, LLC (“Insight Capital Investments”), has voting and investment control of the shares of Common Stock held by Insight Capital Investments. Mr. Mintz may be deemed to be the beneficial owner of such shares of Common Stock. The address of Insight Capital Investments is 18117 Biscayne Boulevard, PMB 61767 Miami, FL 33160.

52 JAK OPPORTUNITIES XXIV LLC (“JAK OPPORTUNITIES”) is a wholly owned subsidiary of ATW Master Fund V LP (the “Fund”). Antonio Ruiz-Gimenez and Kerry Propper are the managing members (the “Managing Members”) of the Fund’s investment manager, ATW Partners Opportunities Management LLC (the “Adviser”). The Fund, Adviser and the Managing Members may be deemed to have shared voting and investment control of the shares of Common Stock held by JAK OPPORTUNITIES, and each disclaim beneficial ownership of the shares of Common Stock held by JAK OPPORTUNITIES. The address of JAK OPPORTUNITIES is 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

53 Jan Turner Hering, trustee of JAN TURNER HERING TRUST DTD 09-30-94 (the “JAN TURNER HERING TRUST”) has voting and investment control of the shares of Common Stock held by the JAN TURNER HERING TRUST. Ms. Hering may be deemed to be the beneficial owner of such shares of Common Stock.

54 JAVES FINANCE CORP (“JAVES”) and Ramsey Directors Ltd, manager of JAVES, have voting and investment control of the shares of Common Stock held by JAVES. Ramsey Directors Ltd may be deemed to be the beneficial owner of such shares of Common Stock. Ramsey Directors Ltd, however, disclaim any beneficial ownership of the shares of Common Stock held by JAVES.

55 Fritz Schuchmann and Peter Wibbe, each managing directors of JB-Ventures GmbH (“JB-Ventures”), and Jan Beckers, the sole stockholder of JB-Ventures have shared voting and investment control of the shares of Common Stock held by JB-Ventures. Mr. Schuchmann, Mr. Wibbe and Mr. Beckers may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Schuchmann, Mr. Wibbe and Mr. Beckers, however, disclaim any beneficial ownership of the shares of Common Stock held by JB-Ventures. The address of JB-Ventures is Attilastrasse 18, 12529 Schoenefeld, Germany.

56 Bradley Ivan Kark of Jeremiah Capital Limited (“Jeremiah Capital”) has voting and investment control of the shares of Common Stock held by Jeremiah Capital. Mr. Kark may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Kark, however, disclaims any beneficial ownership of the shares of Common Stock held by Jeremiah Capital. The address of Jeremiah Capital is Palais St James, 5 Princess Alice, Apt. F- 3rd Floor, 98000, Monaco.

57 Maxim Alexandrovich Kuzyakin, sole shareholder and ultimate beneficial owner of Kai Xin Guo Limited (“Kai Xin Guo”), has voting and investment control of the shares of Common Stock held by Kai Xin Guo. Mr. Kuzyakin may be deemed to be the beneficial owner of such shares of Common Stock. The address of Kai Xin Guo is Unit 907, 9/F., Silvercord Tower 2, 30 Canton Road, Tsim Sha Tsui, Hong Kong.

58 The shares of Common Stock are held by Kenetic FO LLC (“Kenetic FO”), a limited liability company wholly owned by Jehan Chu. Because Kenetic FO is a disregarded entity for U.S. federal income tax purposes, Mr. Chu is deemed to be the beneficial owner of the shares of Common Stock held by Kenetic FO. Mr. Chu has voting and investment control over these shares. Mr. Chu disclaims beneficial ownership of the shares of Common Stock held by Kenetic FO, except to the extent of his pecuniary interest therein. The address of Kenetic FO is 7720 NE Highway, Suite D PMB 819, Vancouver, WA 98665.

59 The Investment Committee of Lantern Management Fund GP, the general partner of Lantern Management Fund LP (“Lantern Management Fund”), has voting and investment control of the shares of Common Stock held by Lantern Management Fund. The Investment Committee of Lantern Management Fund GP may be deemed to be the beneficial owners of such shares of Common Stock. The Investment Committee of Lantern Management Fund GP, however, disclaim any beneficial ownership of the shares of Common Stock held by Lantern Management Fund. The address of Lantern Management Fund is c/o SERVICES CAYMAN LIMITED, P.O. Box 10008, Willow House, Cricket Square, Grand Cayman KY1-1001, Cayman Islands.

60 Chen Jiaxiao, Director of Layertech Inc (“Layertech”), has voting and investment control of the shares held by Layertech. Mr. Jiaxiao may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Jiaxiao, however, disclaims any beneficial ownership of the shares of Common Stock held by Layertech. The address of Layertech is Intershore Chambers, Road Town, British Virgin Islands.

61 Michael Tang, sole beneficial owner of M Zero Investment LLC (“M Zero Investment”), and Vytas Ambutas, General Counsel of M Zero Investment, have voting and investment control of the shares of Common Stock held by M Zero Investment. Mr. Tang and Mr. Ambutas may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Tang and Mr. Ambutas, however, disclaim any beneficial ownership of the shares of Common Stock held by M Zero Investment. The address of M Zero Investment is 8960 Spanish Ridge Avenue, Las Vegas, NV 89148.

62 David Marcus, trustee of Marcus Family Trust (the “Marcus Family Trust”), has voting and investment control of the shares of Common Stock held by the Marcus Family Trust. Mr. Marcus may be deemed to be the beneficial owner of such shares of Common Stock.

63 Manoj Jain of Maso Capital Investments Limited (“Maso Capital Investments”), has voting and investment control of the shares of Common Stock held by Maso Capital Investments. Mr. Jain may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Jain, however, disclaims any beneficial ownership of the shares of Common Stock held by Maso Capital Investments. The address of Maso Capital Investments is c/o Maso Capital Partners Limited, 8/F Printing House, 6 Duddell Street, Hong Kong.

64 Dmitry Nikolaevich Eremeev, beneficial owner of Mass Network Ltd. (“Mass Network”), has voting and investment control of the shares of Common Stock held by Mass Network. Mr. Eremeev may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Eremeev, however, disclaims any beneficial ownership of the shares of Common Stock held by Mass Network.

65 Simon Peter Smith, Chief Executive Officer of Blockchain.com Group Holdings, Inc., of which Merkle Tree Markets Ltd. (“Merkle Tree Markets”) is a wholly owned subsidiary, has voting and investment control of shares of Common Stock held by Merkle Tree Markets. Mr. Smith may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Smith, however, disclaims any beneficial ownership of the shares of Common Stock held by Merkle Tree Markets. The address of Merkle Tree Markets is 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

66 Eric M. Mindich, creator of Mindich Charitable Foundation (the “Mindich Charitable Foundation”), has voting and investment control of the shares of Common Stock held by the Mindich Charitable Foundation. The address of the Mindich Charitable Foundation is c/o Everblue Management P.O. Box 907, New York, NY 10150.

67 Shiliang Tang, Chief Executive Officer of MNNC Capital Digital Asset Opportunities Master Fund (“MNNC Capital Digital Asset Opportunities Master Fund”), may be deemed to have or share voting and investment control of the shares of Common Stock held by MNNC Capital Digital Asset Opportunities Master Fund. The address of MNNC Capital Digital Asset Opportunities Master Fund is MNNC Group LLC, 525 Washington Boulevard, Jersey City, NJ 07310.

68 Kong Jianping wholly owns NLABS FUND PTE. LTD. (“NLABS FUND PTE”) and has voting and investment control of the shares of Common Stock held by NLABS FUND PTE. Mr. Jianping is the beneficial owner of such shares of Common Stock. The address of NLABS FUND PTE is Flat B, 1 7 / F Hollywood Hill, 222 Hollywood Road Mid-Levels, Hong Kong.

69 Nine Masts Capital Management, investment manager of Nine Masts Investment Fund (“Nine Masts Investment”), and Bing Wang, the ultimate beneficial owner of Nine Masts Investment, have voting and investment control of the shares of Common Stock held by Nine Masts Investment. Nine Masts Capital Management and Mr. Wang may be deemed to be the beneficial owners of such shares of Common Stock. Nine Masts Capital Management and Mr. Wang, however, disclaim any beneficial ownership of the shares of Common Stock held by Nine Masts Investment. The address of Nine Masts Investment is Walkers Corporate Limited c/o Nine Masts Investment Fund, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

70 One Fin Capital Management LP (“One Fin”), investment adviser to One Fin Capital Master Fund LP (“One Fin Capital Master Fund”), has voting and investment control of shares of Common Stock held by One Fin Capital Master Fund. One Fin Capital GP LLC (“OFCGP”) is the general partner of the Selling Stockholder. David MacKnight is the principal of One Fin and managing member of OFCGP. One Fin, OFCGP and Mr. MacKnight may be deemed to be the beneficial owners of shares of Common Stock held by One Fin Capital Master Fund. Each of One Fin, OFCGP, and Mr. MacKnight disclaims beneficial ownership of the shares of Common Stock except to the extent of any pecuniary interest therein. The registered address of One Fin Capital Master Fund is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The business address of One Fin, OFCGP, One Fin Capital Master Fund, and Mr. MacKnight is One Letterman Drive, Building C, Suite C3400, San Francisco, CA 94129.

71 Matthew Cheng-Yu Liu and Joshua Fraser, directors of Origin Capital Partners Limited (“Origin Capital Partners”), have voting and investment control of the shares of Common Stock held by Origin Capital Partners. Mr. Liu and Mr. Fraser may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Liu and Mr. Fraser, however, disclaim any beneficial ownership of the shares of Common Stock held by Origin Capital Partners. The address of Origin Capital Partners is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

72 Jehan Chu, Jeannie Vu and John Fiorelli, as managers of Caribe Accelerate Manager LLC, a series of Caribe Manager LLC, the manager of Palmas Accelerate SPV LLC, a series of Palmas SPV LLC (“Palmas SPV”), have voting and investment control over the shares of Common Stock held by Palmas SPV. Each of Mr. Chu, Ms. Vu, and Mr. Fiorelli may be deemed to be a beneficial owner of such shares of Common Stock by virtue of such control, however, each disclaims beneficial ownership of the shares of Common Stock held by Palmas SPV. The address of Palmas SPV is 7720 NE Highway 99, Suite D PMB 819, Vancouver, WA 98665.

73 Pantera Blockchain Fund LP (“Pantera Blockchain Fund”) has voting and investment control of the shares of Common Stock. Pantera Blockchain Fund is under management by Pantera Capital Partners LP (“PCP LP”). PCP LP serves as Investment Advisor to Pantera Blockchain Fund and has control and discretion over the shares of Common Stock held by Pantera Blockchain Fund. As such, PCP LP may be deemed the beneficial owner of the shares of Common Stock held by Pantera Blockchain Fund. PCP LP disclaims any beneficial ownership of the reported shares of Common Stock other than to the extent of any pecuniary interest therein. The address of Pantera Blockchain Fund is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

74 Pantera DAT Opportunities Master Fund SP (“Pantera DAT Opportunities”) has voting and investment control of the shares of Common Stock. Pantera DAT Opportunities is under management by PCP LP. PCP LP serves as Investment Advisor to Pantera DAT Opportunities and has control and discretion over the shares of Common Stock held by Pantera DAT Opportunities. As such, PCP LP may be deemed the beneficial owner of the shares of Common Stock held by Pantera DAT Opportunities. PCP LP disclaims any beneficial ownership of the reported shares of Common Stock other than to the extent of any pecuniary interest therein. The address of Pantera DAT Opportunities is 600 Montgomery Street, Suite 4500, San Francisco, CA 94111.

75 ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Digital Opportunities LP (“ParaFi Digital Opportunities”). Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, has sole voting and investment control of the shares of Common Stock held by ParaFi Digital Opportunities. ParaFi Capital and Mr. Forman may each be deemed to be the beneficial owner of the shares of Common Stock held by ParaFi Digital Opportunities. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interest therein. The address of ParaFi Digital Opportunities is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

76 The Board of Directors of Payward, Inc. (“Payward”) has voting and investment control of the shares of Common Stock held by Payward and such power is exercised jointly by majority action. Accordingly, no individual member of the Board of Directors of Payward is deemed to be the beneficial owner of such shares of Common Stock. The address of Payward is 1603 Capitol Avenue, Suite 517B Cheyenne, WY 82001.

77 Gideon Daitz, sole director of PCVP Ltd. (“PCVP”), has voting and investment control of the shares of Common Stock held by PCVP. Mr. Daitz may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Daitz, however, disclaims any beneficial ownership of the shares of Common Stock held by PCVP. The address of PCVP is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

78 The shares of Common Stock are held directly by Polar Multi-Strategy Master Fund (the “Polar Fund”). The Polar Fund is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as Investment Advisor to the Polar Fund and has control and discretion over the shares of Common Stock held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares of Common Stock held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares of Common Stock other than to the extent of any pecuniary interest therein. The business address of Polar is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6, Canada.

79 Christian Leone, Chief Executive Officer of, and a Portfolio Manager at, Luxor Capital Group, LP, investment manager of Qena Capital Partners Offshore Master Fund, LP (“Qena”) has voting and investment control of the shares of Common Stock held by Qena. Mr. Leone may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Leone, however, disclaims any beneficial ownership of the shares of Common Stock held by Qena. The address of Qena is 7 Times Square, 43rd Floor, New York, NY 10036.

80 Alexander Tamas, director of Redbench Limited (“Redbench”) has voting and investment control of the shares of Common Stock held by Redbench. Mr. Tamas may be deemed to be the beneficial owner of such shares of Common Stock. The address of Redbench is Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

81 Meyer Malka, director of Ribbit OB1 GP, LLC, general partner of Ribbit OB1 (Master), L.P. (“Ribbit OB1”), has voting and investment control of the shares of Common Stock held by Ribbit OB1. Mr. Malka may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Malka, however, disclaims any beneficial ownership of the shares of Common Stock held by Ribbit OB1. The address of Ribbit OB1 is c/o Ribbit Management Company, LLC, 364 University Avenue, Palo Alto, CA 94301.

82 Savan Patel and Rajendra Patel, each a member of Rio Vista Capital LLC (“Rio Vista Capital”), have voting and investment control of the shares of Common Stock held by Rio Vista Capital. Mr. Patel and Mr. Patel may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Patel and Mr. Patel, however, disclaim any beneficial ownership of the shares of Common Stock held by Rio Vista Capital. The address of Rio Vista Capital is 1 Rio Vista Drive, Edison, NJ 08820.

83 Louis Camhi, Chief Investment Officer of RLH Capital LLC, manager of RLH SPAC Fund LP (“RLH SPAC”), has voting and investment control of the shares of Common Stock held by RLH SPAC. Mr. Camhi may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Camhi, however, disclaims any beneficial ownership of the shares of Common Stock held by RLH SPAC. The address of RLH SPAC is 119 Hicks Lane, Great Neck, NY 11024.

84 Boaz Weinstein, managing member of Saba Capital Management GP, LLC, the general partner of Saba Capital Management, L.P., which is the investment advisor of Saba Capital Income & Opportunities Fund (“Saba Capital Income”) has voting and investment control of the shares of Common Stock held by Saba Capital Income. Mr. Weinstein may be deemed to be the beneficial owner of the shares of Common Stock held by Saba Capital Income. Mr. Weinstein disclaims any beneficial ownership of such shares of Common Stock other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income is 405 Lexington Avenue, 58th Floor New York, NY 10174.

85 Boaz Weinstein, managing member of Saba Capital Management GP, LLC, the general partner of Saba Capital Management, L.P., which is the investment advisor of Saba Capital Income & Opportunities Fund II (“Saba Capital Income II”) has voting and investment control of the shares of Common Stock held by Saba Capital Income II. Mr. Weinstein may be deemed to be the beneficial owner of the shares of Common Stock held by Saba Capital Income II. Mr. Weinstein disclaims any beneficial ownership of such shares of Common Stock other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Income II is 405 Lexington Avenue, 58th Floor New York, NY 10174.

86 Boaz Weinstein, managing member of Saba Capital Management GP, LLC, the general partner of Saba Capital Management, L.P., which is the investment manager of Saba Capital Master Fund, Ltd. (“Saba Capital Master Fund”) has voting and investment control of the shares of Common Stock held by Saba Capital Master Fund. Mr. Weinstein may be deemed to be the beneficial owner of the shares of Common Stock held Saba Capital Master Fund. Mr. Weinstein disclaims any beneficial ownership of such shares of Common Stock other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The address of Saba Capital Master Fund is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

87 Seth Ginns, managing member of Series F Liquid Opportunities GP LLC, general partner of Series F. Liquid Opportunities LP (“Series F. Liquid Opportunities”), has voting and investment control of the shares of Common Stock held by Series F. Liquid Opportunities. Mr. Ginns may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Ginns, however, disclaims any beneficial ownership of the shares of Common Stock held by Series F. Liquid Opportunities. The address of Series F. Liquid Opportunities is 5 Bryant Park, Suite 1003, New York, NY 10018.

88 Thomas A. Rose, managing partner of Sichenzia Ross Ference Carmel LLP (“Sichenzia”), former outside counsel to the Company in the period preceding the closing of the PIPE Financing, has voting and investment control of the shares of Common Stock held by Sichenzia. Mr. Rose may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Rose, however, disclaims any beneficial ownership of the shares held by Sichenzia. The address of Sichenzia is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036.

89 Robert Rutherford, Chief Operating Officer of Solios, Inc. (“Solios”), has voting and investment control of the shares of Common Stock held by Solios. Mr. Rutherford may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Rutherford, however, disclaims any beneficial ownership of the shares of Common Stock held by Solios. The address of Solios is 1850 Gateway Drive, 6th Floor, San Mateo, CA 94404.

90 Kelvin Koh Lee Guan, He Junmeng and Casper Blaase Johansen, beneficial owners of Spartan Group LLC (“Spartan”), have voting and investment control of the shares of Common Stock held by Solios. Mr. Guan, Mr. Junmeng and Mr. Johansen may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Guan, Mr. Junmeng and Mr. Johansen, however, disclaim any beneficial ownership of the shares of Common Stock held by Spartan. The address of Spartan is House C8, Stanley Knoll, 42 Stanley Village Road, Stanley, Hong Kong.

91 Vladimir Vishnevskiy, director of St. Gotthard Global Fund SPC acting for and on behalf of Digital Asset Income & Growth Segregated Portfolio (“Digital Asset Income & Growth”), has voting and investment control of the shares of Common Stock held by Digital Asset Income & Growth. Mr. Vishnevskiy may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Vishnevskiy, however, disclaims any beneficial ownership of the shares of Common Stock held by Digital Asset Income & Growth. The address of Digital Asset Income & Growth is C/o Hawksford Governance Services Cayman Limited, 3rd Floor, One Capital Place, 136 Shedden Road, P.O. Box 677, George Town KY1-9006, Grand Cayman, Cayman Islands.

92 John M. Fife, President of Streeterville Capital, LLC (“Streeterville Capital”), has voting and investment control of the shares of Common Stock held by Streeterville Capital and is the beneficial owner of such shares of Common Stock. The address of Streeterville Capital is 297 Auto Mall Drive, Suite #4, St. George, UT 84770. The shares of Common Stock to be registered hereunder and listed constitute the number of shares of Common Stock beneficially owned by Streeterville Capital as of the date of this prospectus.

93 Benjamin Baker, Chief Operating Officer and Authorized Signatory of Tekne Long Only Master Fund, LP (“Tekne Long Only Master Fund”), and Beeneet Kothari, managing member of Tekne Long Only Master Fund, have voting and investment control of the shares of Common Stock held by Tekne Long Only Master Fund. Mr. Baker and Mr. Kothari may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Baker and Mr. Kothari, however, disclaim any beneficial ownership of the shares of Common Stock held by Tekne Long Only Master Fund. The address of Tekne Long Only Master Fund is 400 Madison Avenue, Suite 16A New York, NY 10017.

94 Stan Miroshnik, manager and sole member of Ten Squared Capital LLC (“Ten Squared Capital”), has voting and investment control of shares of Common Stock held by Ten Squared Capital. Mr. Miroshnik may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Miroshnik, however, disclaims any beneficial ownership of the shares of Common Stock held by Ten Squared Capital. The address of Ten Squared Capital is 1925 Century Park East, Suite 1700, Los Angeles, CA 90067.

95 John Hering, trustee of The John Hering Living Trust (the “Hering Trust”), has voting and investment control of the shares of Common Stock held by the Hering Trust. Mr. Hering may be deemed to be the beneficial owner of such shares of Common Stock. The address of the Hering Trust is 548 Market Street, #80703, San Francisco, CA 94104.

96 David Meltzer, trustee of The Meltzer Family Revocable Living Trust (the “Meltzer Revocable Living Trust”), has voting and investment control of the shares of Common Stock held by the Meltzer Revocable Living Trust. Mr. Meltzer may be deemed to be the beneficial owner of such shares of Common Stock. The Company launched GO FUND YOURSELF!, a business unit of the Company, in September 2024. Mr. Meltzer beneficially owns 25% of GO FUND YOURSELF!.

97 Michael Conboy, a Portfolio Manager at Luxor Capital Group, LP, investment manager of Thebes Offshore Master Fund, LP (“Thebes”) has voting and investment control of the shares of Common Stock held by Thebes. Mr. Conboy may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Conboy, however, disclaims any beneficial ownership of the shares of Common Stock held by Thebes. The address of Thebes is 7 Times Square, 43rd Floor, New York, NY 10036.

98 Nicholas Newman, sole owner and controller of Ton Nominee Limited (“Ton Nominee”), has voting and investment control of the shares of Common Stock held by Ton Nominee. Mr. Newman may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Newman, however, disclaims any beneficial ownership of the shares of Common Stock held by Ton Nominee. The address of Ton Nominee is 101 New Cavendish Street, 1st Floor South, London, W1W 6XH, United Kingdom.

99 TOMS Capital Investment Management LP (“TCIM”), as the investment manager to TCIM Dublin Fund I (174,585 shares of Common Stock), TCIM Master Fund Ltd. (1,448,365 shares of Common Stock), TCIM Opportunities I Ltd. (335,913 shares of Common Stock) and certain managed accounts (an aggregate of 2,194,659 shares of Common Stock), has voting and investment control over the shares of Common Stock. TCIM Management GP LLC (“TCIM GP”) is the General Partner of TCIM, and Noam Gottesman is the managing member of TCIM GP. Each of TCIM and TCIM GP have established a management board, to which responsibility has been delegated for all aspects of the management and operation of TCIM and TCIM GP. Each of the foregoing (other than TCIM) disclaims beneficial ownership of these securities. The address of TCIM is 450 West 14th Street, 13th Floor, New York, NY 10014.

100 Mark Mugglestone, director of TOP Labs (BVI) Ltd (“TOP Labs”), has voting and investment control of the shares of Common Stock held by TOP Labs. Mr. Mugglestone may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Mugglestone, however, disclaims any beneficial ownership of the shares of Common Stock held by TOP Labs. The address of TOP Labs is c/o Harkom Corporate Services Limited of Jayla Place, 2nd Floor, Road Town, Tortola, British Virgin Islands VG1110.

101 Peter Bremberg, the majority owner and manager of The Quarry LP, the investment advisor of TQ Master Fund LP (“TQ Master Fund”), has voting and investment control of the shares of Common Stock held by TQ Master Fund. The Quarry LP and Mr. Bremberg may be deemed to be the beneficial owners of such shares of Common Stock. The Quarry LP and Mr. Bremberg, however, disclaim any beneficial ownership of the shares of Common Stock held by TQ Master Fund. The address of TQ Master Fund is c/o The Quarry LP, 331 Park Avenue South, 3rd Floor, New York, NY 10010.

102 Anthony Lee, director of TSF Acquisition III Ltd. (“TSF Acquisition III”), has voting and investment control of the shares of Common Stock held by TSF Acquisition III. Mr. Lee may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Lee, however, disclaims any beneficial ownership of the shares of Common Stock held by TSF Acquisition III. The address of TSF Acquisition III is 450 W 14th Street, 15th Floor, New York, NY 10014.

103 Seo Ro Yun, the sole shareholder of Global Alliance Ltd, which wholly owns TVM Ventures LLC (“TVM Ventures”), has voting and investment control of the shares of Common Stock held by TVM Ventures. Mr. Yun and Global Alliance Ltd may be deemed to be the beneficial owners of such shares of Common Stock. Mr. Yun and Global Alliance Ltd, however, disclaim any beneficial ownership of shares of Common Stock held by TVM Ventures. The address of TVM Ventures is 89 Nexus Way, Camana Bay, Grand Cay, Grand Cayman, Cayman Islands, KY1-9009, KY.

104 UNCAP US Fund 1 GP LLC, managing member of UNCAP SPV Holdings LLC Series 52 (“UNCAP SPV Holdings”), has voting and investment control of the shares held by UNCAP SPV Holdings. UNCAP US Fund 1 GP LLC may be deemed to be the beneficial owner of such shares of Common Stock. UNCAP US Fund 1 GP LLC, however, disclaims any beneficial ownership of shares of Common Stock held by UNCAP SPV Holdings. The address of UNCAP SPV Holdings is 1000 Brickell Avenue, Suite 715 PMB 5111, Miami, FL 33131.

105 Varun Anand, sole controller of VA Consulting & Advisory Inc. (“VA Consulting & Advisory”), has voting and investment control of the shares of Common Stock held by VA Consulting & Advisory. Mr. Anand may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Anand, however, disclaims any beneficial ownership of the shares of Common Stock held by VA Consulting & Advisory.

106 Verition Fund Management LLC, investment manager of Verition Multi-Strategy Master Fund Ltd. (“Verition Multi-Strategy Master Fund”), and Nicholas Maounis, through ownership of the managing member of Verition Fund Management LLC, have voting and investment control of shares of Common Stock held by Verition Multi-Strategy Master Fund. Verition Fund Management LLC and Mr. Maounis may be deemed to be the beneficial owners of such shares of Common Stock. Verition Fund Management LLC and Mr. Maounis, however, disclaim any beneficial ownership of the shares of Common Stock held by Verition Multi-Strategy Master Fund, except to the extent of their pecuniary interest therein. The address of Verition Multi-Strategy Master Fund is One American Lane, Greenwich, CT 06831.

107 Vy GP Fund II Limited, general partner of Vy Fund II, L.P. (“Vy Fund II”), Vy Capital Management Company Limited, manager of Vy Fund II, and Katja Lake, sole stockholder of Vy GP Fund II Limited, have voting and investment control of the shares of Common Stock held by Vy Fund II. Vy GP Fund II Limited, Vy Capital Management Company Limited and Ms. Lake may be deemed to be the beneficial owners of such shares of Common Stock. Vy GP Fund II Limited, Vy Capital Management Company Limited and Ms. Lake, however, disclaim any beneficial ownership of the shares of Common Stock held by Vy Fund II. The address of Vy Fund II is c/o VY Capital Management Company Limited, Office No. 902, Level 9, South Tower, EFT, DIFC, P.O. Box: 506950, Dubai, United Arab Emirates.

108 Vy GP Fund III Limited, general partner of Vy Fund III, L.P. (“Vy Fund III”), Vy Capital Management Company Limited, manager of Vy Fund III, and Alexander Tamas and John Hering, each a beneficial owner of Vy GP Fund III Limited, have voting and investment control of the shares of Common Stock held by Vy Fund III. Vy GP Fund III Limited, Vy Capital Management Company Limited, Mr. Tamas and Mr. Hering may be deemed to be the beneficial owners of such shares of Common Stock. Vy GP Fund III Limited, Vy Capital Management Company Limited, Mr. Tamas and Mr. Hering, however, disclaim any beneficial ownership of the shares of Common Stock held by Vy Fund III. The address of Vy Fund III is c/o VY Capital Management Company Limited, Office No. 902, Level 9, South Tower, EFT, DIFC, P.O. Box: 506950, Dubai, United Arab Emirates.

109 The Company launched GO FUND YOURSELF!, a business unit of the Company, in September 2024. Mr. Waller beneficially owns 25% of GO FUND YOURSELF!.

110 Kalman Gabriel, sole member of Wonder Wheel Group, LLC (“Wonder Wheel”), has voting and investment control of the shares of Common Stock held by Wonder Wheel. Mr. Gabriel may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Gabriel, however, disclaims any beneficial ownership of the shares of Common Stock held by Wonder Wheel.

111 Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

112 John Fiorelli, sole member of Yugana Hana Ltd (“Yugana Hana”), has voting and investment control of shares of Common Stock held by Yugana Hana. Mr. Fiorelli may be deemed to be the beneficial owner of such shares of Common Stock. Mr. Fiorelli, however, disclaims any beneficial ownership of the shares of Common Stock held by Yugana Hana, except to the extent of his pecuniary interest herein. The address of Yugana Hana is 425 Carr 693, Suite 1 PMB 093, Dorado, PR 00646.

113 Kingsway Capital Partners Limited (“Kingsway”), the investment manager of Kingsway Fund – Frontier Consumer Franchises (“Kingsway Fund – FCF”), and Manuel Stotz, as Chief Executive Officer and control person of Kingsway, have voting and investment control of the shares of Common Stock held by Kingsway Fund – FCF. The address of Kingsway Fund – FCF is 15, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into an advisory services agreement (the “Advisory Services Agreement”) with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

114 Kingsway, the investment manager of FC02 Digital Ltd. (“FC02 Digital”), and Mr. Stotz have voting and investment control of the shares of Common Stock held by FC02 Digital. The address of the FC02 Digital is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Kingsway Address”). As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

115 Consists of 2,227,678 shares of Common Stock and 401,133 Pre-Funded Warrant Shares. Kingsway, the investment manager of Kingsway Frontier Consumer Opportunities (FCO4) Growth Fund IV Ltd (“Kingsway FCO4”), and Mr. Stotz have voting and investment control of the securities held by Kingsway FCO4. The address of Kingsway FCO4 is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

116 Kingsway, the investment manager of SP12 Digital Ltd (“SP12 Digital”), and Mr. Stotz have voting and investment control of the shares of Common Stock held by SP12 Digital. The address of SP12 Digital is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

117 Kingsway, the investment manager of SP13 Digital Ltd (“SP13 Digital”), and Mr. Stotz have voting and investment control of the shares of Common Stock held by SP13 Digital. The address of SP13 Digital is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

118 Kingsway, the investment manager of SP14 Digital Ltd – Share Class A1/M1 (“SP14 Digital Ltd –A1/M1”), and Mr. Stotz have voting and investment control of the shares of Common Stock held by SP14 Digital Ltd –A1/M1. The address of SP14 Digital Ltd –A1/M1 is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

119 Kingsway, the investment manager of SP14 Digital Ltd – Share Class A2/M2 (“SP14 Digital Ltd –A2/M2”), and Mr. Stotz have voting and investment control of the shares of Common Stock held by SP14 Digital Ltd –A2/M2. The address of SP14 Digital Ltd –A2/M2 is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

120 Kingsway, the investment manager of SP15 Digital Ltd (“SP15 Digital”), and Mr. Stotz have voting and investment control of the shares held by SP15 Digital. The address of SP15 Digital is the Kingsway Address. As a result of the PIPE Financing, Kingsway beneficially owns 19.99% of shares of Common Stock. On August 7, 2025, the Company entered into the Advisory Services Agreement with Kingsway to provide advisory and consulting services to the Company with respect to the expansion and diversification of the Company’s business through the TON Treasury Strategy. Mr. Stotz was appointed as the Executive Chairman of the Board on August 7, 2025.

Relationships with the Selling Stockholders

Except (i) for the ownership of the Shares, (ii) as described in the section of this prospectus titled “Prospectus Summary — Company Overview” and (iii) as described in this section and in the table and footnotes above, the Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years.

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Plan of Distribution

Each Selling Stockholder and any of their pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell any or all of the Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchase of Shares to be made directly or through agents. The Selling Stockholders and any permitted transferees may sell their Shares offered by this prospectus on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. A Selling Stockholder may use any one or more of the following methods when selling the Shares:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

·	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

○	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of Shares and may use Shares held by such Selling Stockholder to close out its short position;

○	options or other types of transactions that require the delivery of Shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the Shares; or

○	loans or pledges of Shares to a broker-dealer or an affiliate, who may sell the loaned Shares or, in an event of default in the case of a pledge, sell the pledged Shares;

●	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of the Selling Stockholders;

●	by pledge to secure debts and other obligations;

●	through a combination of any such methods of sale; or

·●	through any other method permitted under applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

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There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the registration statement of which this prospectus forms a part.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Shares acquired in the distribution.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholders that a donee, pledgee, transferee, other successor-in-interest intends to sell the Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling Shares.

We are obligated to use commercially reasonable efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part (except for such times as we are permitted under the Subscription Agreement to suspend its use) and to keep such registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Selling Stockholders cease to hold any Shares, (ii) the date all Shares held by the Selling Stockholders may be sold without restriction under Rule 144 of the Securities Act, and (iii) three years from September 5, 2025. The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with, except (i) to the Company, (ii) a non-U.S. persons pursuant to offers and sales occurring outside of the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to and in accordance with Rule 144 under the Securities Act, or (iv) pursuant to another applicable exemption under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Validity of Securities

Certain Nevada law matters will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP.

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Experts

The financial statements for the fiscal years ended December 31, 2024 and 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Grassi & Co., CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Grassi & Co., CPAs P.C. is located at 50 Jericho Quadrangle, Jericho, NY 11753.

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Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found at the “Investor Relations” section of our website at www.tonstrat.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The registration statement, exhibits and schedules are available as indicated above.

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Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 25, 2025);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 (filed with the SEC on May 13, 2025) and June 30, 2025 (filed with the SEC on August 6, 2025);

●	our Current Reports on Form 8-K filed with the SEC on March 4, 2025, April 17, 2025, April 25, 2025, June 25, 2025, August 4, 2025, August 8, 2025, August 8, 2025, August 21, 2025, August, 29, 2025, September 3, 2025 and September 5, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 as an exhibit thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-38834) filed with the SEC on March 13, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.17 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 filed with the SEC on June 4, 2020.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities described herein is terminated will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.tonstrat.com), or any section of our website, is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

TON Strategy Company
Attn: Corporate Secretary
3024 Sierra Juniper Court
Las Vegas, Nevada 89138
(855) 250-2300

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59,214,977 Shares of Common Stock

Offered by the Selling Stockholders

PROSPECTUS

September 5, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the Shares being registered under this prospectus.

Amount to be Paid
SEC Registration Fee	$94,647.09
Transfer Agent Fees and Expenses	15,000.00
Printing	1,000.00
Legal Fees and Expenses	206,000.00
Accounting Fees and Expenses	10,000.00
TOTAL	$326,647.09

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by Chapter 78 and other applicable provisions of Title 7 of the Nevada Revised Statutes (“NRS”).

NRS 78.138 provides that, unless the corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our articles of incorporation, as amended (the “Articles of Incorporation”) provide that no director or officer shall have personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, but nothing in such provisions shall eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) payment of distributions in violation of NRS 78.300.

NRS 78.7502(1) provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have obtained insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

The foregoing discussion of indemnification pursuant to the NRS merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

In addition, the Articles of Incorporation provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened or actual action or proceeding, whether civil, criminal, administrative or investigative, as a result of the fact that they are or were a director of the Registrant or are or were serving as a director, officer, employee or agent of another entity at our request against judgments, fines, costs, settlement amounts and similar costs and expenses, liability and loss reasonably incurred or suffered by them in connection with such service. The Articles of Incorporation also permit us to advance to any such person the funds necessary for payment of expenses incurred in connection with defending any proceeding from which such person is indemnified by the corporation, in advance of the final disposition of such proceeding, provided that we have received an undertaking to repay such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that such person is not entitled to be indemnified therefor. Our Amended and Restated Bylaws (the “Bylaws”) require that we indemnify any present or former officer or director against expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with a threatened, pending or completed action, suit or other similar proceeding in a covered capacity, which generally means in connection with the indemnitee’s service on behalf of the Registrant. The Bylaws further provide that we must advance expenses incurred, or reasonably expected to be incurred, within three (3) months of any proceeding to which the indemnitee was or is a party or is otherwise involved by reason of the fact that he or she was serving or acting in a covered capacity. An indemnitee is entitled to advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to us of an undertaking providing that the indemnitee agrees to repay the advance to the extent it is ultimately determined that he or she was not entitled to be indemnified by us under the provisions of the Bylaws, the Articles of Incorporation, or an agreement between us and the indemnitee.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

Exhibit Number	Description of Documents
4.1	Form of Pre-Funded Warrant (included in Exhibit 10.1) (incorporated by reference to Form 8-K filed with the SEC on August 4, 2025).
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
10.1	Form of Subscription Agreement, dated as of August 3, 2025, by and between Verb Technology Company, Inc., VERB Subsidiary 1, Corp., VERB Subsidiary 2, Corp., VERB Subsidiary 3, Corp. and certain investors party thereto (incorporated by reference to Form 8-K filed with the SEC on August 4, 2025).
23.1	Consent of Grassi & Co., CPAs, P.C.
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
107	Filing Fee Table.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TON Strategy Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on September 5, 2025.

TON Strategy Company

By:	/s/ Veronika Kapustina
Name:	Veronika Kapustina
Title:	Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Veronika Kapustina and Sarah Olsen, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 5, 2025.

/s/ Veronika Kapustina	Chief Executive Officer
Veronika Kapustina	(Principal Executive Officer)

/s/ Sarah Olsen	Chief Financial Officer and Chief Operating Officer
Sarah Olsen	(Principal Financial and Accounting Officer)

/s/ Manuel Stotz	Executive Chairman
Manuel Stotz

/s/ Nicolas Cary	Director
Nicolas Cary

/s/ Rory J. Cutaia	Director
Rory J. Cutaia

/s/ Tucker Highfield	Director
Tucker Highfield

/s/ Evan Sohn	Director
Evan Sohn

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